                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------


                            6.92% DEBENTURES DUE 2028


                          SECOND SUPPLEMENTAL INDENTURE

                                     between

                        CINCINNATI FINANCIAL CORPORATION

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                   as Trustee

                             Dated as of May 9, 2005


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                             PAGE
                                                                                             ----
ARTICLE 1         DEFINITIONS...................................................................2

         Section 1.01.     Definition of Terms..................................................2

ARTICLE 2         THE SECURITIES................................................................2

         Section 2.01.     Designation..........................................................2
         Section 2.02.     Principal Amount.....................................................3
         Section 2.03.     Form of Securities; Global Form......................................3
         Section 2.04.     Restrictive Legends..................................................4
         Section 2.05.     Transfer Restrictions................................................4

ARTICLE 3         DEFEASANCE....................................................................6

         Section 3.01.     Defeasance By The Company............................................6

ARTICLE 4         MISCELLANEOUS.................................................................7

         Section 4.01.     Ratification Of Indenture............................................7
         Section 4.02.     Trustee Not Responsible For Recitals.................................7
         Section 4.03.     Governing Law........................................................7
         Section 4.04.     Separability.........................................................7
         Section 4.05.     Counterparts.........................................................7

         SECOND SUPPLEMENTAL INDENTURE dated as of May 9, 2005 (the "SECOND SUPPLEMENTAL INDENTURE") between Cincinnati Financial Corporation, an Ohio corporation (the "COMPANY"), and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the "TRUSTEE") under the Indenture dated as of November 1, 2004 (the "2004 INDENTURE") between the Company and the Trustee.

         WHEREAS, the Company executed and delivered the 2004 Indenture to the Trustee to provide, among other things, for unsecured debentures, notes or other evidences of indebtedness to be issued by the Company from time to time in one or more series under the 2004 Indenture;

         WHEREAS, Section 9.01(g) of the 2004 Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the 2004 Indenture to establish the form or terms of Securities (as defined in the 2004 Indenture) of any series as provided by Sections 2.01 and 2.02 of the 2004 Indenture;

         WHEREAS, the Company executed and delivered a Supplemental Indenture dated as of November 1, 2004 (the "FIRST SUPPLEMENTAL INDENTURE" and the 2004 Indenture as supplemented by the First Supplemental Indenture and by this Second Supplemental Indenture, the "INDENTURE") to the Trustee in connection with the issuance of the Company's 6.125% senior notes due 2034, a series of securities under the Indenture;

         WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Second Supplemental Indenture;

         WHEREAS, pursuant to the terms of the Indenture, the Company desires to enter into this Second Supplemental Indenture to provide for the establishment of a new series of its Securities to be known as its 6.92% Debentures due 2028 (the "6.92% NOTES");

         WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all things necessary to make (i) this Second Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the 6.92% Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done;

         NOW THEREFORE, in consideration of the purchase and acceptance of the 6.92% Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and terms of the 6.92% Notes, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         Section 1.01. Definition of Terms.

         Unless the context otherwise requires:

         (a) a term defined in the 2004 Indenture has the same meaning when used in this Second Supplemental Indenture unless the definition of such term is amended and supplemented pursuant to the First Supplemental Indenture or this Second Supplemental Indenture;

         (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

         (c) the singular includes the plural and vice versa;

         (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture; and

         (e) headings are for convenience of reference only and do not affect interpretation.

                                   ARTICLE 2

                                 THE SECURITIES

         Section 2.01. Designation. (a) The Company hereby establishes a series of Securities designated the "6.92% Debentures due 2028" for issuance under the Indenture. Their Stated Maturity shall be May 15, 2028 and they shall bear interest at the rate of 6.92% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on each May 15 and November 15 (each, an Interest Payment Date), commencing May 15, 2005, until the principal thereof is paid or made available for payment.

         The 6.92% Notes are not subject to any sinking fund. The 6.92% Notes may not be redeemed prior to the Stated Maturity.

         Interest on the 6.92% Notes shall be computed on the basis of a 360 day year comprised of twelve 30 day months.

         (b) The 6.92% Notes shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         (c) The principal of, premium, if any, and interest on the 6.92% Notes shall be payable at the office or agency of the Company designated for that purpose as the Place of Payment, as provided in Section 4.02 of the Indenture; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register on the record date for such interest payment.

         Section 2.02. Principal Amount. The 6.92% Notes shall be limited to an aggregate principal amount of $392,249,000, except for 6.92% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of this same series pursuant to Sections 3.02, 3.03, 3.04 or 10.02 of the Indenture.

         Section 2.03. Form of Securities; Global Form.

         (a) The 6.92% Notes shall be substantially in the forms of Exhibit A hereto. The terms and provisions contained in the form of 6.92% Notes set forth in Exhibit A shall constitute, and are hereby expressly made, a part of the Indenture as supplemented by this Second Supplemental Indenture.

         Any of the 6.92% Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the Depository or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the 6.92% Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular 6.92% Notes are subject.

         (b) So long as any 6.92% Notes are eligible for book-entry settlement with the Depository, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the 6.92% Notes of this series shall be represented by one or more 6.92% Notes in global form registered in the name of the Depository or the nominee of the Depository (each and collectively, the "GLOBAL NOTE"). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depository in accordance with the Indenture and the applicable procedures of the Depository. Except as provided in
Section 2.05, beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Note.

         Any Global Note shall represent such of the outstanding 6.92% Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding 6.92% Notes from time to time endorsed thereon and that the aggregate amount of outstanding 6.92% Notes represented thereby may from time to time be increased or reduced to reflect redemptions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding 6.92% Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by the Holder of such 6.92% Notes in accordance with the Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the Holder of such note.

         Section 2.04. Restrictive Legends. Each Global Note shall bear the following legend on the face thereof:

THIS 6.92% NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS 6.92% NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

         Each Global Note for which The Depository Trust Company is the Depository shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         Section 2.05. Transfer Restrictions.

         (a) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among members of, or participants in, the Depository or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Second Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         (b) The following provisions shall apply only to Global Notes:

            (i) Each Global Note authenticated under this Second Supplemental Indenture shall be registered in the name of the Depository or a nominee thereof and delivered to such Depository or a nominee thereof or the Trustee if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Security for all purposes of the Indenture and this Second Supplemental Indenture.

            (ii) Notwithstanding any other provision in the Indenture, no Global Note may be exchanged in whole or in part for 6.92% Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depository or a nominee thereof unless (A) the Depository (x) has notified the Company that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, (B) an Event of Default has occurred and is continuing with respect to the 6.92% Notes or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have the 6.92% Notes represented by a Global Note. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any 6.92% Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such 6.92% Note so issued that is registered in the name of a Person other than the Depository or a nominee thereof shall not be a Global Note.

            (iii) 6.92% Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Securities registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the 6.92% Note issuable on such exchange to or upon the written order of the Depository or an authorized representative thereof.

            (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated 6.92% Notes in definitive, fully registered form, without interest coupons.

            (v) Neither any members of, or participants in, the Depository ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Notes registered in the name of the Depository or any nominee thereof, and the Depository or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any 6.92% Note.

            (vi) At such time as all interests in a Global Note have been redeemed, repurchased, converted, canceled or exchanged for 6.92% Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for 6.92% Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depository and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee, at the direction of the Trustee, to reflect such reduction.

                                   ARTICLE 3

                                   DEFEASANCE

         Section 3.01. Defeasance By The Company. The 6.92% Notes shall be subject to defeasance at the option of the Company in accordance with the terms and conditions set forth in Article 11 of the 2004 Indenture.

                                   ARTICLE 4

                                  MISCELLANEOUS

         Section 4.01. Ratification Of Indenture.

         The 2004 Indenture is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the 2004 Indenture in the manner and to the extent herein and therein provided.

         Section 4.02. Trustee Not Responsible For Recitals.

         The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

         Section 4.03. Governing Law.

         This Second Supplemental Indenture and each 6.92% Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

         Section 4.04. Separability.

         In case any one or more of the provisions contained in this Second Supplemental Indenture or in the 6.92% Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the 6.92% Notes, but this Second Supplemental Indenture and the 6.92% Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

         Section 4.05. Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Second Supplemental Indenture to be signed and acknowledged by its duly authorized officers, and The Bank of New York Trust Company, N.A., has caused this Second Supplemental Indenture to be signed by one of its duly authorized officers, as of the day and year first above written.

                       CINCINNATI FINANCIAL CORPORATION

                       By:      /s/ John J. Schiff, Jr.
                                ---------------------------------------------
                                Name:          John J. Schiff, Jr.
                                Title:         President and Chief
                                               Executive Officer

                       By:      /s/ Kenneth W. Stecher
                                ---------------------------------------------
                                Name:          Kenneth W. Stecher
                                Title:         Treasurer

                       THE BANK OF NEW YORK TRUST
                         COMPANY, N.A., as Trustee

                       By:      /s/ Geoffrey D. Anderson
                                ---------------------------------------------
                                Name:          Geoffrey D. Anderson
                                Title:         Assistant Vice President

                                                                       EXHIBIT A

                                 [FACE OF NOTE]



THIS 6.92% NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS 6.92% NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                             CUSIP No. 172062AF8

                        CINCINNATI FINANCIAL CORPORATION
                            6.92% Debentures Due 2028

No. 1
$392,249,000

         CINCINNATI FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of Ohio (herein called the "COMPANY", which term includes any successor Person under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal sum of THREE HUNDRED NINETY TWO MILLION, TWO HUNDRED FORTY NINE DOLLARS ($392,249,000) on May 15, 2028, and to pay interest thereon from April 29, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 in each year commencing May 15, 2005, at the rate of 6.92% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 6.92% Note (or one or more predecessor 6.92% Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided, however, that interest at Stated Maturity will be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this 6.92% Note (or one or more predecessor 6.92% Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of 6.92% Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 6.92% Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this 6.92% Note will be made at the Place of Payment which, subject to the right of the Company to vary or terminate the appointment of such agency, shall initially be the principal office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this 6.92% Note set forth on the pages following the certificate of authentication hereon, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this 6.92% Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, Cincinnati Financial Corporation has caused this instrument to be signed by its duly authorized officers.

Dated: May ____, 2005
                               CINCINNATI FINANCIAL CORPORATION



                               By:
                                     ------------------------------------
                                     Title:


                               By:
                                     ------------------------------------
                                     Title:

                          CERTIFICATE OF AUTHENTICATION

      This is one of the 6.92% Notes of the series designated herein and referred to in the within-mentioned Indenture.

                                    The Bank of New York Trust Company,
                                       N.A., as Trustee


                                    By:
                                          ------------------------------------
                                          Authorized Signatory

                              [REVERSE OF SECURITY]
                        CINCINNATI FINANCIAL CORPORATION
                            6.92% Debentures Due 2028

      This note is one of a duly authorized issue of Securities of the Company (herein called the "6.92% NOTES"), issued and to be issued in one or more series under the Indenture, dated as of November 1, 2004 as supplemented by the Supplemental Indenture, dated as of November 1, 2004, and by the Second Supplemental Indenture, dated as of May 9, 2005 (collectively herein called the "INDENTURE"), between the Company and The Bank of New York Trust Company, N.A. (herein called the "TRUSTEE," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the 6.92% Notes and of the terms upon which the 6.92% Notes are, and are to be, authenticated and delivered. This 6.92% Note is one of the 6.92% Notes of the series designated herein, limited in aggregate principal amount to $392,249,000.

      This 6.92% Note is not subject to any sinking fund. The 6.92% Notes may not be redeemed prior to the Stated Maturity.

      As provided in the Indenture, defeasance may occur at any time of (a) the entire indebtedness of the Company on this 6.92% Note and (b) certain restrictive covenants and the related defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this 6.92% Note.

      If an Event of Default with respect to 6.92% Notes shall occur and be continuing, the principal of the 6.92% Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series (including these 6.92% Notes) to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of greater than 50% in principal amount of the Securities at the time Outstanding of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding of each series affected, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 6.92% Note shall be conclusive and binding upon such Holder and upon all future Holders of this 6.92% Note and of any 6.92%

Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 6.92% Note.

      As set forth in, and subject to, the provisions of the Indenture, no Holder of any 6.92% Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Security, the Holders of not less than 25% in principal amount of the Outstanding 6.92% Notes shall have made written request, and offered indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding 6.92% Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this 6.92% Note on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this 6.92% Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 6.92% Note at the times, places, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 6.92% Note is registrable in the Security Register, upon surrender for registration of transfer at the office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 6.92% Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The 6.92% Notes of this series are issuable only in global or definitive registered form, without coupons, in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, 6.92% Notes are exchangeable at the office or agency of the Company for a like aggregate principal amount of 6.92% Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      This 6.92% Note is exchangeable for 6.92% Notes in definitive registered form only if (A) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for this Global Note or (y) ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (B) an Event of Default has occurred and is continuing with respect to this 6.92% Note, or (C) the Company, in its sole discretion, determines that this 6.92% Note shall be exchangeable for definitive 6.92% Notes in registered form and so notifies the Trustee in writing; provided that the definitive 6.92% Notes so issued in exchange for this Global Note shall be in denominations of $1,000 and integral multiples thereof and be of like aggregate principal amount and tenor as the portion of this Global Note to be exchanged, and provided further that, unless the Company agrees otherwise, 6.92% Notes of this series in definitive registered form will be issued in exchange for this Global Note, or any portion hereof, only if such 6.92% Notes in definitive registered form were requested by written notice to the Trustee or the Security Registrar by or on behalf of a Person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this Global Note will not be entitled to receive physical delivery of 6.92% Notes in definitive registered form and will not be considered the Holders thereof for any purpose under the Indenture.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to the due presentment of this 6.92% Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this 6.92% Note is registered as the owner hereof for all purposes, whether or not this 6.92% Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Indenture and the 6.92% Notes shall be governed by and construed in accordance with the laws of the State of New York.

      All terms used in this 6.92% Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --             as tenants in common
TEN ENT  --             as tenants by the entireties
JT TEN  --              as joint tenants with right of survivorship and not as
                        tenants in common

UNIF GIFT MIN ACT  --   Custodian
                        Under Uniform
                        Gifts to
                        Minors Act

                        (Cust)         (Minor)        (State)

      Additional abbreviations may also be used though not in the above list.

                            [FORM OF TRANSFER NOTICE]

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


-----------------------


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
POSTAL ZIP CODE OF ASSIGNEE

-----------------------

-----------------------

-----------------------

the within 6.92% Note and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:


                                             -----------------------
                                             Signature

      NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                                                                      Schedule I



                 [Include as Schedule I only for a Global Note]


                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES

                        CINCINNATI FINANCIAL CORPORATION
                            6.92% Debentures due 2028

No. [   ]

      The following exchanges of a part of this Global Note for Definitive Notes have been made:

                                                       PRINCIPAL       SIGNATURE OF
                     AMOUNT OF        AMOUNT OF      AMOUNT OF THIS     AUTHORIZED
                    DECREASE IN      INCREASE IN      GLOBAL NOTE      SIGNATORY OF
                     PRINCIPAL        PRINCIPAL      FOLLOWING SUCH     TRUSTEE OR
                   AMOUNT OF THIS   AMOUNT OF THIS    DECREASE (OR       SECURITY
DATE OF EXCHANGE    GLOBAL NOTE      GLOBAL NOTE       INCREASE)        CUSTODIAN
----------------    -----------      -----------       ---------        ---------